Pricing Supplement dated March 18, 1999                           Rule 424(b)(2)
(To Prospectus dated October 21, 1998,                        File No. 333-64665
Prospectus Supplement dated November 13, 1998 and
Prospectus Supplement dated March 3, 1999)


                          PENTEGRA DENTAL GROUP, INC.

                    Convertible Subordinated Notes, Series B
                --------------------------------------------------

                         DAVID P. RUDDER, D.D.S., P.C.


Principal Amount: $93,000.00            Interest Rate: 6% per annum
Issue Price:                            Maturity Date: April 1, 2004
  [X] 100% of Principal Amount          Original Issue Date: March 17, 1999
  [ ]    % of Principal Amount          Principal Payment Date(s): one-half
                                         on April 1, 2003 and one-half on
                                         April 1, 2004
Convertibility Commencement Date:       Initial Conversion Price: $6.75
       April 1, 2000
Convertibility Termination Date:
       April 1, 2004

Optional Redemption Prices if redeemed during the 12-month period beginning April 1 in the years indicated, expressed as a percentage of the principal amount:

                   Year                Redemption Price
                   ----                ----------------
                  2000 ..............        100%
                  2001 ..............        100%
                  2002 ..............        100%
                  2003 ..............        100%

                       End of Supplement